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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Weiss Fund and to the use of our report dated January 15, 1999 on the financial statements and financial highlights of Weiss Treasury Only Money Market Fund, a series of The Weiss Fund. Such financial statements, financial highlights and report of independent certified public accountants appear in the 1998 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.



                                                 /s/ Tait, Weller & Baker

                                                 TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
April 27, 1999